Exhibit 10.17

PROKIDNEY CORP.
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
(For Non-Employee Directors)

This Non-Qualified Stock Option Award Agreement (“Agreement”) is entered into by and between ProKidney Corp. (the “Company”) and the non-employee director whose name appears below (the “Director”) in order to set forth the terms and conditions of Non-Qualified Stock Options (the “Options”) granted to the Director under the ProKidney Corp. 2022 Incentive Equity Plan (as may be amended and restated from time to time, the “Plan”).

Director’s Name:

Award Type	“Date of Grant”	Number of Shares Subject to Options	“Exercise Price”	“Vesting Schedule”
Non-Qualified Stock Options

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Director, on the Date of Grant as set forth above, and the Director hereby accepts, the number of Options, with the Exercise Price and Vesting Schedule, each as set forth above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.

IN WITNESS WHEREOF, the Company and the Director have duly executed and delivered this Agreement as of the Date of Grant.

PROKIDNEY CORP.		DIRECTOR

By:
	Name: [●]	Name:
Title: [●]

PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:

ProKidney Corp.

2000 Frontis Plaza Boulevard, Suite 250

Winston-Salem, North Carolina 27103

Attn: [Todd Girolamo, Chief Legal Officer]

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ProKidney Corp.
2022 INCENTIVE EQUITY PLAN
Terms and Conditions of Option Grant

1.
GRANT OF OPTIONS. The Options have been granted to the Director as an incentive for the Director to continue to provide services to the Company and to align the Director’s interests with those of the Company. The Options are not intended to qualify as incentive stock options under Section 422 of the Code. Each Option shall entitle the Director to purchase from the Company, upon exercise as set forth in Section 4, a number of Shares as set forth above at the Exercise Price set forth above.
2.
VESTING. The Options shall vest and become exercisable in accordance with the Vesting Schedule, subject to the Director’s continuous service with the Company through each applicable vesting date.
(a)
All unvested Options shall be immediately forfeited upon the Director’s Termination of Service for any reason, and all vested but unexercised Options may be exercised by the Director for a period of 90 days following the date of Termination of Service (or, if earlier, the Expiration Date (as defined below)); provided that in the event of the Director’s Termination of Service (i) due to death or Disability, the Director (or the Director’s Beneficiary, if applicable) may exercise any vested Options until the first anniversary of the date of Termination of Service (or, if earlier the Expiration Date) or (ii) by the Company for Cause, all vested Options shall be immediately forfeited.
(b)
In the event of a Change in Control, the Options shall be treated in accordance with Section 12(c) of the Plan.
3.
OPTION TERM.
(a)
The term of the Options shall expire on the tenth anniversary of the Date of Grant (the “Expiration Date”), unless terminated earlier in accordance with this Agreement or the Plan. In no event may any portion of the Options be exercised after the Expiration Date.
(b)
Upon the Expiration Date, if all or any portion of the Options has not yet been exercised and if the Fair Market Value of a Share as of such date is greater than the sum of the Exercise Price and any applicable transaction fees, then the Company shall effect a “net exercise” of the Options under which the Company reduces the number of Shares otherwise issuable to the Director upon such exercise by the number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price.
4.
OPTION EXERCISE. To the extent that the Options have become vested and exercisable in accordance with Section 2, the Options may thereafter be exercised by the Director, in whole or in part, at any time or from time to time prior to the Expiration Date. To exercise the Options, the Director must:

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(a)
deliver to the Company a written notice specifying the number of Shares to be purchased; and
(b)
remit the aggregate Exercise Price to the Company in full, payable in the manner determined by the Committee from time to time in its sole discretion, which may include: (A) in cash or by check, bank draft or money order payable to the order of the Company; (B) through a procedure whereby the Director delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon exercise of the Options and to deliver promptly to the Company an amount of the proceeds of such sale equal to the aggregate Exercise Price; (C) by a “net exercise” under which the Company reduces the number of Shares otherwise issuable to the Director upon such exercise by the number of Shares with an aggregate Fair Market Value that equals the aggregate Exercise Price; or (D) any other method acceptable to the Committee.
5.
NONTRANSFERABILITY. No portion of the Options may be sold, assigned, transferred, encumbered, hypothecated, or pledged by the Director, other than to the Company as a result of forfeiture of the Options as provided herein, unless and until payment is made in respect of vested and exercised Options in accordance with the provisions hereof and the Director has become the holder of record of the vested Shares issuable hereunder, unless otherwise provided by the Committee. During the lifetime of the Director, the Options may be exercised only by the Director or the Director’s guardian or legal representative.
6.
TAX AND WITHHOLDING. The Company is not responsible for tax or other withholding obligations arising upon exercise of the Options. The Director acknowledges that he or she will be solely responsible for any tax associated with the Options.
7.
RIGHTS AS SHAREHOLDER. The Director will not have any rights as a shareholder of the Company or a holder of the Shares underlying the Options prior to exercise of the Options in accordance with the terms of this Agreement and the Plan.
8.
SECURITIES LAW COMPLIANCE. The Company may, if it determines it is appropriate, affix any legend to the share certificates representing Shares issued upon exercise of the Options and any share certificates that may subsequently be issued in substitution for the original certificates. The Company may advise the transfer agent to place a stop order against such Shares if it determines that such an order is necessary or advisable.
9.
COMPLIANCE WITH LAW. Any sale, assignment, transfer, pledge, mortgage, encumbrance or other disposition of Shares issued upon exercise of the Options (whether directly or indirectly, whether or not for value and whether or not voluntary) must be made in compliance with any applicable constitution, rule, regulation or policy of any of the exchanges, associations or other institutions with which the Company has membership or other privileges, and any applicable law, or applicable rule or regulation of any governmental agency, self-regulatory organization or state or federal regulatory body.
10.
MISCELLANEOUS.
(a)
No Right To Continued Service. This Agreement shall not confer upon the Director any right to continue in the service of the Company or any Affiliate or to be entitled

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to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or any Affiliate to modify the terms of or terminate the Director’s service at any time.
(b)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director’s participation in the Plan or acquisition or sale of the underlying Shares. The Director is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Options.
(c)
Cancellation/Clawback. The Director hereby acknowledges and agrees that the Director and the Options are subject to the terms and conditions of Section 18 of the Plan (regarding the cancellation or “clawback” of Awards).
(d)
Plan to Govern. This Agreement and the rights of the Director hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.
(e)
Amendment. Subject to the restrictions set forth in the Plan, the Company may from time to time amend, alter, suspend, discontinue or terminate this Agreement or the Plan. Subject to the Company’s rights pursuant to Sections 5(c) and 12 of the Plan, no such action may, without the consent of the Director, materially adversely affect the rights of the Director with respect to the Options granted pursuant to this Agreement, except (A) to the extent any such action is made to cause the Plan or the Options to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions in accordance with Section 18 of the Plan.
(f)
Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Director concerning the Options granted hereunder and supersede all prior agreements and understandings.
(h)
Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the Director’s death, acquire any rights hereunder in accordance with this Agreement or the Plan.
(i)
Governing Law. To the extent not preempted by federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive law of another jurisdiction.

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(j)
Compliance with Section 409A of the Internal Revenue Code. The Options are intended to comply with Section 409A of the Code (“Section 409A”) to the extent subject thereto, and shall be interpreted in accordance with Section 409A and treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. The Company reserves the right to modify the terms of this Agreement, including, without limitation, the payment provisions applicable to the Options, to the extent necessary or advisable to comply with Section 409A and reserves the right to make any changes to the Options so that the Options do not become deferred compensation under Section 409A.

Notwithstanding any provision of the Plan or this Agreement to the contrary, in no event shall the Company or an Affiliate be liable to the Director on account of failure of the Options to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.

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